AMENDMENT AGREEMENT TO TECHNOLOGY PURCHASE AGREEMENT

THIS AMENDMENT AGREEMENT is dated as of the 26th day of November, 2008.

AMONG:

NY FINANCIAL (INTERNATIONAL) CORP., a
British Virgin Island corporation, of Palm Grove
House, P.O. Box 3186, Wickhams Cay 1, Road Town,
Tortola, British Virgin Islands

(hereinafter called the “Vendor”)

OF THE FIRST PART

AND:

CALECO PHARMA CORP., a Nevada corporation, of
8275 S. Eastern Avenue, Suite 200, Las Vegas, Nevada
89123

(hereinafter called “Caleco”)

OF THE SECOND PART

AND:

JOHN BOSCHERT, of #193 - 3rd Street, Villa Cerro
Lindo Jose Domingo Espinar, Panama City, Panama

(hereinafter called the “Principal Shareholder”)

OF THE THIRD PART

AND:

BLACKSTONE LAKE MINERALS INC., a Nevada
corporation of #205 – 1480 Gulf Road, Point Roberts,
Washington 98281

(hereinafter called “Blackstone”)

OF THE FOURTH PART

WHEREAS:

A.           The parties entered into a Technology Purchase Agreement (the “Technology Purchase Agreement”) dated October 16, 2008 pursuant to which the Vendor has agreed to assign and transfer its right, title and interest in the proprietary technology and the intellectual property related thereto, including all patent applications in the United States and Europe, developed by the Vendor for the treatment of liver disease and other ailments, particularly resulting from viral infection such as the Hepatitis C virus infection.

B.           Under the terms and conditions of the Technology Purchase Agreement, Caleco agreed to pay the Vendor $50,000 on or before October 26, 2008 (the “First Payment”) and the parties agreed to close the acquisition of the Technology on or before December 12, 2008.

C.           The Vendor has agreed to extend the First Payment in consideration of Caleco paying $15,000 of the First payment upon execution of this Agreement.

NOW, THEREFORE, in consideration for the sum of $10.00 paid by each party to the other parties hereto and for the mutual covenants contained in this Agreement and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Definition. Except as otherwise set out herein, capitalized terms used in this Agreement shall have the same meaning as specified in the Technology Purchase Agreement.

2.	First Payment.

(a)

Caleco shall pay the Vendor $15,000 of the First Payment upon execution of this Agreement by wire transfer of immediately available funds to an account designated by the Vendor. As a result of Caleco paying $15,000 of the First Payment, the parties agree to amend the due date of the balance of the First Payment, being $35,000, to December 12, 2008.

(b)

Notwithstanding the fact that Caleco failed to pay the First Payment under the Technology Purchase Agreement, the parties agree that the Technology Purchase Agreement will be in good standing on the payment of the $15,000 to the Vendor.

3.	Amendment. The parties agree to amend the Technology Purchase Agreement as follows:

	(a)	Section 9 of the Technology Purchase Agreement is replaced in its entirety with the following:

“As further consideration for the Technology and the Intellectual Property, Caleco shall reimburse the documented costs related to the recording of the Patents and the EDMFs, which shall not exceed an aggregate of 580,000 EUR and shall be payable by wire transfer or immediately available funds to an account designated by the recipient as follows:

		(a)	50,000 EUR on or before Closing.

		(b)	50,000 EUR on or before December 31, 2008.

		(c)	220,000 EUR on or before January 16, 2008.

		(d)	260,000 EUR on or before January 31, 2008.

All payments will be remitted to the designated account(s) provided exclusively by the Vendor.”

	(b)	Section 14 of the Technology Purchase Agreement is replaced in its entirety with the following:

“If Blackstone or Caleco fail to raise financing of at least $2,500,000 by April 30, 2009, then the Vendor shall have the option, exercisable by the Vendor by giving written notice of such exercise to Caleco and Blackstone by the date that is six months thereafter, to repurchase the Technology, Intellectual Property and Know-How from Caleco at a price of 550,000 Euros (provided that the payments for the documented costs related to the recording of the Patents and the EDMFs have been paid, and to the amount that has not been paid, the 550,000 EUR shall be reduced by the amount not paid) such repurchase is subject to the Vendor re-transferring the Principal Shares to the Principal Shareholder. In connection with the financing of $2,500,000, Blackstone shall issue not more than 20,000,000 shares of its common stock”.

4.

No Other Modification. The parties confirm that the terms, covenants and conditions of the Technology Purchase Agreement remain unchanged and in full force and effect, except as modified by this Agreement. Without limitation of the foregoing, nothing in this Amendment Agreement shall eliminate Caleco’s obligation to make the payment of $50,000 at the Closing as provided in Section 8(b) of the Technology Purchase Agreement or to deliver the 32,000,000 shares of Blackstone at the Closing as provided in Section 10 of the Technology Purchase Agreement.

5.

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

6.

Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

7.	Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject hereof.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

NY FINANCIAL (INTERNATIONAL) CORP.
By its authorized signatory:

/s/ F. Javier Benedi Garcia
Signature of Authorized Signatory

__________________________________
F. Javier Benedi Garcia
Name of Authorized Signatory

Sole Director
Title

CALECO PHARMA CORP.
By its authorized signatory:

/s/ John Boschert
Signature of Authorized Signatory

John Boschert
Name of Authorized Signatory

President, Secretary and Treasurer
Title

BLACKSTONE LAKE MINERALS, INC.
By its authorized signatory

/s/ John Boschert
Signature of Authorized Signatory

John Boschert
Name of Authorized Signatory

President, Secretary and Treasurer
Title

/s/ John Boschert
JOHN BOSCHERT